                     SPLIT-DOLLAR LIFE INSURANCE AGREEMENT


         THIS SPLIT-DOLLAR LIFE INSURANCE AGREEMENT (this "Agreement") is made, entered into and effective for all purposes this 20th day of December, 1996, by and between (i) FRANKLIN NATIONAL BANK OF WASHINGTON, D.C., a national banking association (the "Corporation"), (ii) THE ROBERT P. PINCUS FAMILY TRUST, a Maryland trust, acting by and through its Trustees, RONALD D. ABRAMSON and HAROLD PINCUS (the "Owner"), and (iii) ROBERT P. PINCUS ("Employee").

         WHEREAS, Employee is the President and Chief Executive Officer of the Corporation;

         WHEREAS, Employee's past services to the Corporation have contributed to the success of the Corporation; and

         WHEREAS, the Corporation desires to provide life insurance protection for Employee's family in the event of Employee's death, subject to the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, do hereby agree as follows.

         1. Description of Policy. The life insurance policy described in and subject to the terms of this Agreement is that certain Policy attached hereto and made a part hereof as Exhibit A.

         2. Ownership of Policy. The Owner shall be the sole and absolute owner of the Policy and shall retain all rights and privileges of ownership with respect to the Policy, except as otherwise provided in this Agreement. Notwithstanding the foregoing, the Owner shall not borrow against the cash surrender value of the Policy, as defined therein (the "Cash Surrender Value").

         3.      Payment of Premiums.

                 A. On or before the due date of each premium on the Policy, or within the grace period with respect thereto, the

Corporation shall pay the full amount of such premium to the insurance company issuing the Policy (the "Insurer").

                 B.       In addition to the payment of premiums described in
Section 3A hereof, the Corporation shall furnish to Employee an annual statement of the amount of income reportable by Employee for Federal and state income tax purposes as a result of the Corporation's payment of such premiums.

         4. Collateral Assignment of Policy. Simultaneously with the execution of this Agreement, the Owner shall execute a Collateral Assignment of the Policy to the Corporation (the "Collateral Assignment"), a copy of which Collateral Assignment is attached hereto and made a part hereof as Exhibit B.

         5.      Death of Employee.

                 A. Upon the death of Employee, the Corporation and the Owner shall promptly take all actions necessary in order to collect the death benefits payable under the Policy. Such death benefits shall be distributable as follows:

                          (1)     Pursuant to the terms of the Collateral
Assignment, the Corporation shall be entitled to receive that portion of the death benefits payable under the Policy which is equal to the aggregate amount of premiums paid by it under this Agreement, determined as of the date of Employee's death.

                          (2)     The balance, if any, of the death benefits
provided under the Policy shall be paid directly to the beneficiary or beneficiaries designated pursuant to the beneficiary designation provision of the Policy.

                 B. The payment from the Insurer to the Corporation of the amount described in Section 5A(1) hereof shall constitute full and complete satisfaction of the obligations of the Owner under this Agreement. Upon receipt of this amount, the Corporation shall execute any and all documents required by the Insurer to effectuate a release of the Collateral Assignment.

         6.      Termination of Agreement.

                 A. This Agreement shall terminate automatically upon the occurrence of any of the following events:

                          (1)     The bankruptcy, insolvency or receivership of
the Corporation.

                          (2)     The cancellation or surrender of the Policy
by the Owner.

                          (3)     The involuntary termination by the
Corporation of Employee's employment with Cause.

                          (4)     The voluntary termination by Employee of
Employee's employment; provided, that such a termination of employment shall not result in the termination of this Agreement if it occurs prior to December 20, 2002 and is preceded by a Change of Control.

                          (5)     The involuntary termination by the
Corporation of Employee's employment without Cause; provided, that such a termination of employment shall not result in the termination of this Agreement if it occurs prior to December 20, 2002 and is preceded by a Change of Control.

                          (6)     At any time by the Owner by giving written
notice of such termination to the Corporation. Such termination shall take effect upon the date of such written notice.

                          (7)     At any time after December 20, 2002 by the
Corporation by giving written notice of such termination to each of the Owner and Employee, but only if such termination occurs after a termination by the Corporation of the Deferred Compensation Agreement, dated December 20, 1996, between Employee and the Corporation. Such termination of this Agreement shall take effect upon the date of the written notice to Employee and the Owner.

                 B. Upon the termination of this Agreement, the Corporation shall not be required to pay any further premiums on the

Policy, other than premiums that are due and unpaid as of the effective date of the termination.

                 C. If this Agreement is terminated pursuant to Section 6A(2), 6A(3), 6A(4), 6A(5) 6A(6) or 6A(7) hereof, the Corporation shall be entitled to receive an amount from the Insurer, pursuant to the terms of the Collateral Assignment, equal to the lesser of (i) the Cash Surrender Value or
(ii) the aggregate premiums paid by the Corporation on the Policy hereunder. Upon the receipt thereof, the Corporation shall execute and deliver to the Owner any and all documents required by Insurer to effectuate a release of the Collateral Assignment.

                 D. For purposes of Section 6A hereof, a termination of Employee's employment by the Corporation shall be deemed to have been with "Cause" if such termination shall occur after any one or more of the following events:

                          (1)     Employee's conviction of a crime that is a
felony and/or a crime that involves moral turpitude;

                          (2)     Employee's use of alcohol, which materially
impairs the ability of Employee to effectively perform his duties to the Corporation, or Employee's illegal use, possession or sale of a controlled substance, or his materially impaired performance due to the illegal use of such a substance, but only if the Corporation provides written notice of its intention to terminate Employee for such use, possession or sale and Employee is provided with a reasonable opportunity to cure;

                          (3)     Employee's willful and intentional failure to
perform his duties to the Corporation, but only if the Corporation provides written notice of such failure to Employee and Employee is provided with a reasonable opportunity to correct such failure; or

                          (4)     Conduct by Employee, which is unethical,
fraudulent or unlawful, and which is materially harmful to the business or reputation of the Corporation, but only if the Corporation provides written notice of such conduct by Employee and Employee is provided with a reasonable opportunity to correct such conduct.

                 E. For purposes of Section 6A hereof, a "Change of Control" shall be deemed to have occurred if any of the following events shall take place:

                          (1)     The Corporation is merged, consolidated or
reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization, less than 50% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is defined in Section 6E(3) hereof) of the Corporation immediately prior to such transaction;

                          (2)     The Corporation sells or otherwise transfers
all or substantially all of its assets to any other corporation or other legal person;

                          (3)     There is a report filed on Schedule 13D or
Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), disclosing that any person as the term "person" is used in Section 13(d)(3) or
Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then-outstanding securities of the Corporation entitled to vote generally in the election of members of the Board of Directors of the Corporation ("Voting Stock"); or

                          (4)     The Corporation files a report or proxy
statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a strategic transaction of the Corporation has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction.

         7. Insurer Not a Party. Insurer shall be fully discharged from any and all liability under the Policy upon payment of the death benefits payable under the Policy or performance of its other obligations in accordance with the terms and conditions of the Policy. In no event shall Insurer be deemed to be a party to this Agreement, or any modification or amendment hereof.

         8.      Named Fiduciary and Funding Policy.

                 A. The Corporation is hereby designated as the named fiduciary under this Agreement. The named fiduciary shall have the authority to manage and control the operation and administration of this Agreement.

                 B. Consistent with the objectives of this Agreement, the funding policy hereunder provides that all premiums on the Policy must be remitted to Insurer when due.

         9. Payment of Benefits and Claims Procedure. In the event of the death of Employee prior to his termination of employment, benefits shall be payable in accordance with Section 5A hereof. In the event that Employee desires to contest any decision of the Corporation regarding any matter arising hereunder, he shall file a claim in accordance with the following procedure:

                 A. Such claim must be made in writing to the Corporation.

                 B. If such claim is wholly or partially denied, the Corporation shall, within ninety (90) days after receipt of such claim, notify Employee in writing of the denial of the claim. Such notice of denial shall be in writing, shall be expressed in a manner calculated to be understood by Employee, and shall contain (i) the specific reason or reasons for denial of the claim, (ii) a specific reference to the pertinent provisions of the Agreement upon which the denial is based, (iii) a description of any additional material or information necessary for Employee to perfect the claim and an explanation of why such material or information is necessary, and (iv) a description of the claim review procedure under this Agreement. If notice of the denial of a claim is not furnished by the Corporation to Employee in accordance with the provisions of this Section 9B, the claim shall nonetheless be deemed denied, and Employee shall be permitted to proceed to the review stage provided in Section 9C hereof.

                 C. If a claim by Employee is denied, Employee may request that the Corporation conduct a full and fair review of the denial of the claim, review any documents pertinent to such request, and submit issues and comments in writing. Such request shall be in writing and delivered to the Corporation within sixty (60) days after the receipt by Employee of the written notice of denial of the claim, or such later date as shall be reasonable, taking into account the nature of the claim and any other attendant circumstances.

                 D. The Corporation shall deliver to Employee a written decision on any claim filed hereunder within sixty (60) days after the receipt of the aforesaid request for review. Such decision shall (i) be expressed in a manner calculated to be understood by Employee, (ii) include specific reasons for the decision, and (iii) contain specific references to the pertinent provisions of the Agreement upon which the decision is based. If the Corporation fails to furnish its decision on review within the applicable time period to Employee, the claim shall nonetheless be deemed denied on review.

                 E. The Corporation shall have the right and power reasonably to interpret and construe the provisions of this Agreement in good faith and to decide all claims made hereunder.

         10. Amendment of Agreement. This Agreement may not be amended, altered or modified, except by a writing signed by all of the parties to this Agreement.

         11.     Assignment of Agreement.

                 A. Subject to the Collateral Assignment and the provisions of paragraph 2 hereof, the Owner shall have the right at any time to assign or transfer any or all of its interest in the Policy and this Agreement to any person or entity, by execution of a written assignment delivered to the Corporation and to Insurer.

                 B. The Corporation shall not surrender or assign any of its rights in the Policy to anyone other than the Owner.

         12. Benefits and Burdens. This Agreement shall be binding upon, and shall inure to the benefit of, (i) the Corporation and the Owner, and their successors and assigns (pursuant to paragraph 11 hereof), and (ii) Employee, and his executors or admin-





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
istrators, heirs, legatees, assigns and personal and legal representatives.

         13. Notices. Any and all notices provided for herein shall be sufficient if in writing, and sent by recognized overnight courier or hand delivery (with receipt therefor)or by certified or registered mail (return receipt requested and first-class postage prepaid), as follows: (i) in the case of the Corporation, to its principal office, (ii) in the case of Employee, to his address as shown on the Corporation's records, and (iii) in the case of the Owner, to Harold Pincus, Trustee, 11317 Burger Terrace, Potomac, Maryland 20854, and to Ronald D. Abramson, Trustee, 1776 K Street, N.W., Washington, D.C. 20036.

         14. Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity and enforceability of the other provisions hereof.

         15. Headings. The headings or other captions contained in this Agreement are for convenience of reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

         16. Governing Law. This Agreement shall be governed by the laws of the District of Columbia, except to the extent preempted by Federal law.

         17. Entire Agreement. This Agreement and the Exhibits hereto set forth all of the promises, agreements and understandings of the parties hereto with respect to the matters described herein, and there are no promises, agreements or understandings, oral or written, express or implied, between them with respect to such matters other than as set forth herein. Any and all prior promises, agreements and understandings between the parties hereto with respect to the matters described herein are hereby revoked.

         18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.





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
         IN WITNESS WHEREOF, the Corporation, the Owner and Employee have executed this Agreement as of the day and year first above written.

                                           CORPORATION:
                                           -----------

ATTEST:                                    FRANKLIN NATIONAL BANK OF
                                             WASHINGTON, D.C., a national
                                             banking association



Linda B. Johnson                           By:Diane M. Begg
---------------------------                   ---------------------------------
Linda B. Johnson, Secretary                   Diane M. Begg, Senior Vice
                                                President and Chief Financial
                                                Officer
[Corporate Seal]


WITNESS:                                   OWNER:
                                           -----

                                           THE ROBERT P. PINCUS FAMILY TRUST



Parlena Johnson                            By:Ronald D. Abramson
-------------------------                     --------------------------------
ParLena Johnson                               Ronald D. Abramson, Trustee



                                           By:Harold Pincus, Trustee
-------------------------                     ---------------------------------
                                              Harold Pincus, Trustee


                                           EMPLOYEE:
                                           --------



Carol A. Few                               Robert P. Pincus
-------------------------                  ---------------------------------
Carol A. Few                               Robert P. Pincus

                                   EXHIBIT A


                             Life Insurance Policy

                               (To be attached.)

                        COLLATERAL ASSIGNMENT AGREEMENT



         THIS COLLATERAL ASSIGNMENT AGREEMENT (this "Agreement") is made, entered into and effective for all purposes this 20th day of December, 1996, by and between (i) FRANKLIN NATIONAL BANK OF WASHINGTON, D.C., a national banking association (the "Assignee") and (ii) THE PINCUS FAMILY TRUST, a Maryland trust, acting by and through its Trustees, RONALD D. ABRAMSON and HAROLD PINCUS (the "Owner").

         WITNESSETH:

         WHEREAS, the Owner is the owner of that certain life insurance Policy No. 9906841, issued by Massachusetts Mutual Life Insurance Company (the "Insurer") and any supplemental contracts issued in connection therewith (such policy and contracts being hereinafter collectively referred to as the "Policy");

         WHEREAS, the Owner and the Assignee have entered into a Split-Dollar Life Insurance Agreement (the "Split-Dollar Agreement"), dated as of even date herewith; and

         WHEREAS, in consideration of the Assignee agreeing to pay the premiums on the Policy and making certain other promises, the Owner agrees to grant the Assignee an interest in the Policy as collateral security for the satisfaction of the conditions contained in this Agreement and the Split-Dollar Agreement.

         NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, do hereby agree as follows.

         1. The Owner hereby assigns, transfers and sets over to the Assignee, its successors and assigns, the following specific rights in the Policy set forth in paragraph 3 hereof, subject to the terms and conditions hereinafter set forth.

         2. The assignment of the Policy is made, and the Policy is to be held, as collateral security for any and all obligations of the Owner to the Assignee, either now existing or hereafter arising, pursuant to this Agreement or pursuant to the terms of the Split-Dollar Agreement.

         3. It is understood and agreed that the Assignee shall have all of the following rights:

                 A. The Assignee shall have the right to be repaid the amount of its unreimbursed premium payments on the Policy or, if lesser, the entire cash surrender value of the Policy, if the Policy is surrendered or cancelled by the Owner or the Owner's transferee, or if the Split-Dollar Agreement is terminated, as provided in paragraph 6 of the Split-Dollar Agreement.

                 B. The Assignee shall have the right to be repaid the amount of its unreimbursed premium payments on the Policy if the Owner dies, as provided in Section 5A of the Split-Dollar Agreement.

         4. The Owner hereby acknowledges and agrees that the Assignee's right of repayment set forth in paragraph 3 of this Agreement shall not in any way be reduced or offset by any obligation or liability which the Assignee shall or may have to the Owner.

         5. The Insurer is hereby authorized (and, in furtherance thereof, is hereby absolved from any liability whatsoever) to recognize the Assignee's claims to rights under this Agreement without in any manner investigating (a) the reason for any action taken by the Assignee, (b) the validity or amount of any of the liabilities of the Owner to the Assignee under the Split-Dollar Agreement, (c) the existence of any default under the Split-Dollar Agreement,
(d) the giving of any notice required under the Split-Dollar Agreement, or (e) the application to be made by the Assignee of the amounts received. A written application by the Assignee shall be sufficient, in and of itself, for the exercise of any rights under the Policy assigned under this Agreement to the Assignee, and the written receipt of the Assignee for any sums received by it shall constitute and be a full discharge and release therefor to the Insurer.

         6. Except as expressly granted to the Assignee in this Agreement, the Owner shall retain all incidents of ownership in the Policy, subject to the provisions of the Split-Dollar Agreement.

         7. Upon full payment of the amounts due to the Assignee under paragraph 3 of this Agreement and under the Split-Dollar Agreement, the Assignee shall execute any and all documents required by the Insurer to effectuate a release to the Owner of the Policy.

         8. In the event of any conflict between the provisions of this Agreement and the provisions of the Split-Dollar Agreement, the provisions of this Agreement shall prevail.

         9. This Agreement shall not be amended, altered or modified, except by a writing signed by both of the parties hereto. This Agreement shall be binding upon the Owner and the Insurer, and their respective successors and assigns, and shall inure to the benefit of the Assignee, and its successors and assigns.

         10. This Assignment shall be governed by the laws of the District of Columbia, except to the extent pre-empted by Federal law.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                       ASSIGNEE:
                                       --------

ATTEST:                                FRANKLIN NATIONAL BANK OF
                                         WASHINGTON, D.C., a national
                                         banking association



Linda B. Johnson                       By:  Diane M. Begg
---------------------------                 ------------------------------
Linda B. Johnson, Secretary                 Diane M. Begg, Senior Vice
                                             President and Chief Financial
                                             Officer

[Corporate Seal]

WITNESS:                               OWNER:
                                       -----

                                       THE PINCUS FAMILY TRUST




ParLena Johnson                        By:  Ronald D. Abramson
-------------------------                   ------------------------------
ParLena Johnson                             Ronald D. Abramson, Trustee



                                       By:  Harold Pincus
-------------------------                   ------------------------------
                                            Harold Pincus, Trustee





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